UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SONO-TEK CORPORATION

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SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

845-795-2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 18, 2022

Dear Shareholders:

The 2022 Annual Meeting of Shareholders of Sono-Tek Corporation (the “Company”) will be held on August 18, 2022 at 10:00 a.m., local time, at the Company’s offices at 2012 Route 9W, Milton NY 12547, for the following purposes:

1.	To elect three Directors of the Company to serve until the 2024 Annual Meeting of Shareholders of the Company.

2.	To ratify selection by the Audit Committee of the Board of Directors the appointment of Friedman LLP, as the Company’s independent auditors for the fiscal year ending February 28, 2023.

3.	To cast an advisory vote on the compensation of the Company’s named executive officers.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

A copy of the Company’s Annual Report for the fiscal year ended February 28, 2022 is enclosed with this Proxy Statement.

The Board of Directors has fixed the close of business on July 15, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Milton, New York 12547 during ordinary business hours until the meeting.

Important notice regarding the availability of proxy materials for the regular meeting of shareholders to be held on August 18, 2022. The Notice of 2022 Annual Meeting of Shareholders, the Proxy Statement, including Proxy Card, and the 2022 Annual Report to Shareholders are available on the Internet at the following website: http://www.sono-tek.com/proxy-statement/

Sincerely,

Claudine Y. Corda

Corporate Secretary

July 18, 2022

YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

POSTAGE PAID ENVELOPE.

SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

AUGUST 18, 2022

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the “Company”), for use at the 2022 Annual Meeting of Shareholders of the Company to be held on August 18, 2022.

All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder’s instructions contained in such proxy. In the absence of contrary instructions, shares represented by such proxy will be voted (i) FOR approval of the election of each of the individuals nominated as Directors to serve until the 2024 Annual Meeting of Shareholders as set forth herein, (ii) FOR the ratification of the appointment of Friedman LLP, as the Company’s auditors for the fiscal year ending February 28, 2023 and (iii) FOR approval of the compensation of the Company’s named executive officers. A shareholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the 2022 Annual Meeting and expressing a desire to vote his or her shares in person.

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record holding a majority in voting power of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting are present in person or are represented by proxies. For purposes of determining the presence or absence of a quorum, the Company intends to count as present shares present in person but not voting and shares for which the Company has received proxies but for which holders thereof have abstained. Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum is present, even if the broker is not entitled to vote the shares on matters where discretionary voting by the broker is not allowed (“broker non-votes”).

Holders of the Company’s common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting. With respect to Item 1, the three nominees for director receiving a plurality of the votes cast by holders of common stock, at the Annual Meeting in person or by proxy, shall be elected to the Board of Directors. Approval of Items 2 and 3 requires the votes cast in favor of such proposal to exceed the votes cast against such proposals. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on any of these proposals.

Shareholders may vote in any of the following ways:

VOTE BY INTERNET - www.proxyvote.com. If you own your shares through a bank, broker or other nominee, you may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903. If you own your shares through a bank, broker or other nominee, you may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL – If you are a shareholder of record, you may mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IN PERSON – All of Company’s shareholders of record as of the close of business on the record date, or their duly appointed proxy holders, may attend the Annual Meeting . If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting if you will attend the meeting in person. Each shareholder and proxy holder attending the Annual Meeting in person may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the in person meeting location, and attendees may be subject to security inspections and other security precautions.

Questions or comments pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 2022 Annual Report to Shareholders are intended to be mailed on or about July 18, 2022 to shareholders of record at the close of business on July 15, 2022. At said record date, the Company had 15,734,728 outstanding shares of common stock.

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors is currently comprised of seven seats and is divided into two classes of three and four seats, respectively. The Directors in each class serve for a term of two years, and until their respective successors are duly elected and qualify. The Board of Directors has nominated Dr. Donald F. Mowbray, Eric Haskell, CPA, and Carol O’Donnell, all current Directors, for election at the Annual Meeting by plurality vote to hold office until the Company’s 2024 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify. All nominees have consented to be named as such and to serve if elected.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTOR

Nominees for election to term expiring 2024

The following three persons are nominated for election as Directors of the Company to hold office until the Company’s 2024 Annual Meeting of Shareholders.

DR. DONALD F. MOWBRAY, 84, has been a Director since August 2003. He has been an independent consultant since August 1997. From September 1992 to August 1997, he was the Manager of the General Electric Company’s Corporate Research and Development Mechanical Engineering Laboratory. From 1962 to 1992 he worked for the General Electric Company in a variety of engineering and managerial positions. Dr. Mowbray received a B.S. in Aeronautical Engineering from the University of Minnesota in 1960, a Master of Science in Engineering Mechanics from the University of Minnesota in 1962 and a Ph.D. from Rensselaer Polytechnic Institute in Engineering Mechanics in 1968.

Key attributes, Experience and Skills: Dr. Mowbray’s extensive research and managerial experience enables him to bring valuable insights to the Board. His knowledge of the Company’s products and the materials sciences technology underlying them has enabled him to contribute to the Company’s advanced products development and designs. Dr. Mowbray also brings leadership and oversight experience to the Board from his General Electric management background.

ERIC HASKELL, CPA, 75, has been a Director since August 2009. He has over 40 years of experience in senior financial positions at several public and private companies.  He has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations.  From December 2005 through March 2008, Mr. Haskell served as the Executive Vice President and Chief Financial Officer of SunCom Wireless Holdings, Inc., a company providing digital wireless communications services which was publicly traded until its merger with a wholly-owned subsidiary of T-Mobile USA, Inc. in February 2008.  He also served as a member of SunCom’s Board of Directors from November 2003 through May 2007.  From 1989 until April 2004, Mr. Haskell served as the Chief Financial Officer of Systems & Computer Technology Corp., a NASDAQ listed software and services corporation.  Mr. Haskell received a Bachelors Degree in Business Administration from Adelphi University in 1969.

Key attributes, Experience and Skills: Mr. Haskell’s training and extensive experience in financial management at both public and private companies provide the Board with valuable insights. Mr. Haskell’s significant experience in acquisitions and divestitures and investor relations bring strategic judgment and experience to the Board. Mr. Haskell’s strong operational and business background complement his accounting and finance experience and are valuable resources to the Board as it exercises its oversight duties and support of the Company’s growth strategies.

CAROL O’DONNELL, 65, has been a Director since November 2018. Ms. O’Donnell joined Protégé Partners, an industry leading firm investing in and seeding smaller and emerging hedge fund managers in 2016 and has served as Chief Executive Officer since 2018. Prior to joining Protégé Partners, Ms. O’Donnell was the Director of Legal and Compliance with DARA Capital US, Inc., a Swiss-owned boutique registered investment advisory and wealth management firm from 2013 to 2016. She also served as General Counsel to Boothbay Fund Management LLC, a registered investment adviser, from December 2019 through May 2021, and was General Counsel and Chief Compliance Officer of each of the Permal Group and Framework Investment Group from 2004 through 2011 and from 2002 to 2004, respectively.  Ms. O’Donnell is admitted to practice law in the States of New York and Connecticut.

Key attributes, Experience and Skills: Ms. O’Donnell’s extensive experience as an attorney enables her to bring valuable strategic insights to the Board in the areas of corporate governance, finance and securities law. Ms. O’Donnell also brings leadership and oversight experience to the Board.

DIRECTORS CONTINUING AS DIRECTORS WITH TERMS EXPIRING IN 2023

DR. CHRISTOPHER L. COCCIO, 81, was appointed President and Chief Executive Officer of the Company on April 30, 2001, has been a Director of the Company since June 1998, and was appointed Chairman in August 2007. From 1964 to 1996, he held various engineering, sales, marketing and management positions at General Electric Company, with P&L responsibilities for up to $100 million in sales and 500 people throughout the United States. He also won an ASME Congressional Fellowship and served with the Senate Energy Committee in 1976. His business experience includes both domestic and international markets and customers. He founded a management consulting business in 1996 and was appointed a legislative Fellow on the New York State Assembly’s Legislative Commission on Science and Technology from 1996 to 1998. From 1998 to 2001, he worked with Accumetrics Associates, Inc., a manufacturer of digital wireless telemetry systems, as Vice President of Business Development and member of the Board of Advisors. Dr. Coccio received a B.S.M.E. from Stevens Institute of Technology, an M.S.M.E. from the University of Colorado, and a Ph.D. from Rensselaer Polytechnic Institute in Chemical Engineering.

Key attributes, Experience and Skills: Dr. Coccio brings his strategic vision for the Company to the Board together with his leadership, business experience and investor relations skills. Dr. Coccio has an immense knowledge of the Company and its related applications which is beneficial to the Board. Dr. Coccio’s service as Chairman and CEO bridges a critical gap between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function.

DR. JOSEPH RIEMER, 73, joined the Company in January 2007 as Vice President of Engineering and has been a Director since August 2007. Dr. Riemer served as President of the Company from September 2007 until August 2012 when he became Vice President of Food Business Development, which position he held until June 2016. Dr. Riemer holds a Ph.D. in Food Science and Technology from the Massachusetts Institute of Technology (MIT), focusing on food technology, food chemistry, biochemical analysis, and food microbiology. His experience includes seven years with Pfizer in its Adams Confectionary Division, where he was Director, Global Operations Development. Dr. Riemer has also held leading positions with several food, food ingredients, and personal care products companies. He has served in the capacities of research and development, operations, and general management. Prior to joining the Company, he was a management consultant serving clients in the food, biotech and pharmaceutical industries.

Key attributes, Experience and Skills: Dr. Riemer’s extensive research and management experience enables him to bring valuable insights to the Board. His considerable experience in the biotech, food and pharmaceutical industries bring specific product application insights to the Board. Dr. Riemer’s previous service as Vice President of Food Business Development helps to provide focus to the Board on this important marketing area. Dr. Riemer also brings leadership and oversight experience to the Board.

R. STEPHEN HARSHBARGER, 54, joined the Company in 1993. He was appointed President of the Company in 2012 and became a Director in August 2013. As President, he directs the Company’s Sales, Marketing, Engineering, Service, and Manufacturing Operations. Prior to assuming his present position, Mr. Harshbarger served as Sales Engineer, Worldwide Sales and Marketing Manager, Vice President & Director of Electronics and Advanced Energy (E&AE) and Executive Vice President. In his years managing the sales organization, he established a worldwide distribution and representative network in more than 40 countries consisting of more than 300 persons, with revenue growth of greater than 300%. He has over 25 years of experience in ultrasonic coating equipment for the electronics, medical device and advanced energy industries. Prior to joining the Company, Mr. Harshbarger was the Sales and Marketing Manager for Plasmaco Inc., a world leader in the development of flat panel displays. In that position, he established their distribution network, participated in venture capital funding, and introduced the first flat panel technology to Wall Street trading floors.  He is a graduate of Bentley University, with a major in Finance and a minor in Marketing.

Key attributes, Experience and Skills: Mr. Harshbarger is among a small handful of ultrasonic coating experts in the world. He has a proven track record of identifying, developing and implementing the technology for new markets and applications. His expertise in ultrasonic coating brings specific product application insights to the Board. Mr. Harshbarger also brings leadership and oversight experience to the Board.

PHILIP STRASBURG, CPA, 83, has been a Director since August 2004. He is a retired partner from the firm of Anchin Block and Anchin, LLP and has 40 years of experience in auditing. He has served as Audit Committee Chairman since 2005. He was the lead partner on the Sono-Tek account from fiscal 1994 to fiscal 1996. Mr. Strasburg is a certified public accountant in New York State. He has a Master of Science in economics from The London School of Economics and Political Science and a Bachelor of Science degree from Lehigh University, where he majored in business administration.

Key attributes, Experience and Skills: Mr. Strasburg’s training and extensive experience in auditing provide the Board with valuable insights and skills necessary to lead the Audit Committee. Mr. Strasburg’s strong operational and business background complement his accounting and finance experience and are valuable resources to the Board as it exercises its oversight duties and support of the Company’s growth strategies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Independence of Directors

The Company’s Board of Directors is comprised of five “independent directors”, as that term is defined under NASDAQ rules, and two directors who are not “independent directors”. The Company’s “independent directors” are Donald Mowbray, Eric Haskell, Carol O’Donnell, Joseph Riemer and Philip Strasburg. Christopher L. Coccio and R. Stephen Harshbarger are current employees of the Company and therefore are not considered independent.

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the table below have the meaning as it is used in the Nasdaq rules.

Board Diversity Matrix as of July 18, 2022
Total Number of Directors	7
	Female	Male	Did Not Disclose Gender
Part 1: Gender Identity
Directors	1	3	3
Part 2: Demographic Background
White	1	3
Did Not Disclose Demographic Background	3

Directors who are Military Veterans:	1
Directors with Disabilities:	1

Board Leadership Structure and Role in Risk Oversight

The Board believes Dr. Coccio’s service as Chief Executive Officer and Chairman of the Company is appropriate because it provides an important link between the Company’s management and the Board, enabling the Board to benefit from management’s views on the Company’s business while the Board performs its oversight role.  Further, the Board believes Dr. Coccio’s ownership of the Company’s stock aligns his interests with those of the Company’s shareholders. In addition, the Board believes that having one person serve as both Chief Executive Officer and Chairman of the Board of Directors demonstrates for the Company’s employees, strategic partners, customers and shareholders that the Company has one clear leader.

Management is responsible for the Company’s day-to-day risk management, and the Board’s role is to engage in informed oversight. The entire Board performs the risk oversight role. The Company’s Chief Executive Officer is a member of the Board of Directors, and the Company’s Chief Financial Officer regularly attends Board meetings, which helps facilitate discussions regarding risk between the Board and the Company’s senior management, as well as the exchange of risk-related information or concerns between the Board and senior management. Further, the independent directors generally meet in executive session following regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board of Directors believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to the Company and its shareholders.

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held four meetings in the fiscal year ended February 28, 2022. All Directors attended at least 75% of the Company’s Board meetings held during the fiscal year ended February 28, 2022.

The Board does not have a policy regarding attendance at annual shareholders’ meetings; however, all Board members are strongly encouraged to attend such meetings. All Directors attended the 2021 Annual Meeting of Shareholders held on August 19, 2021.

The Board of Directors maintains three standing committees: Compensation Committee, Audit Committee and Nominating Committee. Certain information regarding the members and duties of the various management committees is detailed below.

COMPENSATION COMMITTEE

The Company’s Board of Directors maintains a Compensation Committee composed of Dr. Mowbray (Chairman), Mr. Strasburg and Dr. Riemer. The Board of Directors has adopted a charter for the Compensation Committee. The Compensation Committee charter is available on the Company’s website at https://www.sono-tek.com/about-us/investors/corporate-governance/. The Compensation Committee assists the Board of Directors in overseeing the Company’s management compensation practices and policies, including (i) determining and approving the compensation of the Company’s Chief Executive Officer; (ii) reviewing and approving compensation levels for the Company’s other executive officers, (iii) reviewing and approving management incentive compensation policies and programs, and (iv) reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs. The compensation of the executive officers of the Company, other than the Chief Executive Officer, is set by the Company’s Board of Directors based upon the recommendations of the Compensation Committee. Compensation is set at levels believed to be competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. The Compensation Committee met four times during Fiscal Year 2022. All members attended all meetings. During the fiscal year ended February 28, 2022, the Compensation Committee did not use any external consultants to assist in the determination of executive compensation.

AUDIT COMMITTEE

The Company’s Board of Directors maintains an Audit Committee composed of Ms. O’Donnell and Messrs. Haskell and Strasburg (Chairman). The Board of Directors has adopted a charter for the Audit Committee. The “audit committee financial expert” designated by the Board is Mr. Strasburg. The Audit Committee charter is available on the Company’s website at https://www.sono-tek.com/about-us/investors/corporate-governance/. The Audit Committee is responsible for (i) selecting an independent public accountant for ratification by the shareholders, (ii) reviewing material accounting items affecting the consolidated financial statements of the Company, and (iii) reporting its findings to the Board of Directors. The Audit Committee met four times during the fiscal year ended February 28, 2022. All members attended at least 75% of the meetings during the fiscal year ended February 28, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s responsibility is one of oversight as set forth in its charter. It is not the duty of the Audit committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Friedman LLP, the Company’s independent auditors for 2022.

The Audit Committee has discussed with Friedman LLP, the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Friedman LLP, the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Friedman LLP’s independence with Friedman LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2022 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Friedman LLP as the Company’s independent auditors for the Fiscal Year ending February 28, 2023.

This report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

THE AUDIT COMMITTEE

Philip Strasburg (Chairman)

Eric Haskell

Carol O’Donnell

NOMINATING COMMITTEE

The Company’s Board of Directors maintains a Nominating Committee composed of Joseph Riemer (Chairman) and Carol O’Donnell. The Board of Directors has adopted a charter for the Nominating Committee. The Nominating Committee charter is available on the Company’s website at https://www.sono-tek.com/about-us/investors/corporate-governance/. The authority and responsibilities of the Nominating Committee include the following: (i) identifying, recruiting and selecting qualified nominees to stand for election or reelection as directors at the annual meeting of shareholders, (ii) identifying and recommending to the Board of Directors members to be appointed to the Audit Committee and Compensation Committee, (iii) reviewing and evaluating a prospective nominee’s qualifications, including judgment, skill, capability, ability to serve, conflicts of interest, business, legal and science experience, the interplay of the candidate’s experience with that of the other members of the Board of Directors, and (iv) considering the past participation and contribution of incumbent directors in determining whether to select them for re-election to the Board. All current nominees for the Board of Directors are incumbent Directors and were nominated by the Nominating Committee for inclusion on the Company’s proxy card. The Nominating Committee will both seek, and consider in response to properly-submitted shareholder or other recommendations, candidates for election and appointment with excellent decision-making ability, business experience, technical, professional or educational background, personal integrity and reputation. The Nominating Committee met three times during the fiscal year ended February 28, 2022. All members attended all meetings.

Shareholder Communications with the Company’s Board of Directors

Mail should be identified as being from a Sono-Tek Corporation shareholder and can be addressed to Directors c/o Corporate Secretary, Sono-Tek Corporation, 2012 Route 9W, Milton, NY 12547. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Board of Directors” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Board.

Director Compensation

Each non-employee director receives $2,500 for each meeting attended. Directors who are employees of the Company receive no additional compensation for serving as directors. For the year ended February 28, 2022, director compensation was as follows:

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric Haskell	9,500	—	9,230[1]	—	—	—	18,730
Donald F. Mowbray	9,500	—	9,230[2]	—	—	—	18,730
Carol O’Donnell	9,500	—	7,153[3]	—	—	—	16,653
Philip Strasburg	9,500	—	4,137[4]	—	—	—	13,637
Joseph Riemer	9,500	—	4,137[5]	—	—	—	13,637

[1]	During fiscal 2022, Mr. Haskell received a grant of 6,050 options exercisable at $3.19 per share. At the end of fiscal 2022, Mr. Haskell held an aggregate of 26,050 stock options.
[2]	During fiscal 2022, Dr. Mowbray received a grant of 6,050 options exercisable at $3.19 per share. At the end of fiscal 2022, Dr. Mowbray held an aggregate of 16,050 stock options.
[3]	During fiscal 2022, Ms. O’Donnell received a grant of 6,050 options exercisable at $3.19 per share. At the end of fiscal 2022, Ms. O’Donnell held an aggregate of 6,050 stock options.

[4]	During fiscal 2022, Mr. Strasburg received a grant of 6,050 options exercisable at $3.19 per share. At the end of fiscal 2022, Mr. Strasburg held an aggregate of 8,050 stock options.
[5]	During fiscal 2022, Dr. Riemer received a grant of 6,050 options exercisable at $3.19 per share. At the end of fiscal 2022, Dr. Riemer held an aggregate of 8,050 stock options.

Option awards in the above table are calculated using the Black-Scholes options pricing model which is further discussed in Note 4 – Stock Based Compensation, in the Company’s financial statements.

Other Executive Officers

In addition to Dr. Christopher L. Coccio and R. Stephen Harshbarger, the following persons are executive officers of the Company:

STEPHEN J. BAGLEY, CPA was appointed Chief Financial Officer of the Company in June 2005. From 1987 to 1991 he worked in public accounting in various capacities. From 1992 to 2005, he held various leadership positions as Controller, Chief Financial Officer and Vice President of Finance for companies with up to $45,000,000 in revenues. Mr. Bagley earned a Bachelor of Science degree from The State University of NY – College at Oneonta and an MBA from Marist College. He was licensed as a CPA in 1990. Mr. Bagley served on the OTCQX US Advisory Council from 2019 to 2020. Mr. Bagley is a past President of the Board of Education for the New Paltz Central School District and a past Chairman of the Audit and Finance Committee for the District.

BENNETT D. BRUNTIL was appointed Vice President – Sales & Marketing of the Company in March 2018. Mr. Bruntil joined Sono-Tek in 2007 as a Regional Sales Manager and has served as Marketing Brand Manager and Director of the Electronics and Advanced Energy Division. Mr. Bruntil has experience in branding and product development and has successfully implemented sales strategies, launched new products and management of a diverse product line. Prior to joining Sono-Tek, Mr. Bruntil was a branch manager in the retail banking industry. He is a graduate of Central Connecticut State University with a major in psychology and a concentration in sociology.

CHRISTOPHER C. CICHETTI was appointed Vice President – Application Engineering of the Company in June 2019. Mr. Cichetti joined Sono-Tek in 2005 as an Electrical Engineer and has served as Application Engineer, Senior Application Engineer, and Manager of the Application Engineering Department. Mr. Cichetti has experience in lab testing, process development, project management, and has successfully implemented several successful OEM relationships with outside vendors. He is a graduate of Worcester Polytechnic Institute with a major in Computer and Electrical Engineering and a minor in International Studies.

ROBB W. ENGLE was appointed Executive Vice President of the Company in September 2019. Mr. Engle joined the Company in 2000 as a Field Service Technician and became Vice President of Engineering in January 2013. Mr. Engle created the Sono-Tek Service Department and led the development of key products in his leadership role of the Company’s engineering resources. As Executive Vice President, he directs the engineering department, service department, IT and Sono-Tek laboratory services. Mr. Engle was formally trained and certified by the U.S. Navy as a Nuclear Operator where he was recognized with an induction into the Navy League Memorial for meritorious service and the advancement of training techniques. He also served with honors on board a submarine and earned the prestigious Sub-Surface Warfare (E) Insignia.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company for fiscal 2022 and fiscal 2021 for each named officer of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	All Other Compensation ($)	Total ($)

Christopher L. Coccio	2022	150,000	42,200	0	54,520	5,766	252,486
CEO, Chairman and Director	2021	150,000	56,100	0	0	4,122	210,222

R. Stephen Harshbarger	2022	227,500	48,700	0	3,667	8,286	288,153
President and Director	2021	220,000	35,900	0	2,585	5,118	263,603

Stephen J. Bagley	2022	165,000	38,900	0	6,383	6,117	216,400
Chief Financial Officer	2021	158,308	28,700	0	1,057	3,740	191,805

All Other Compensation represents Company contributions to the Company’s 401K plan.

Option awards in the above table are calculated using the Black-Scholes options pricing model which is further discussed in Note 4 – Stock Based Compensation, in the Company’s financial statements.

Officer Compensation Arrangements

During fiscal 2022, Dr. Coccio was compensated at the rate of $150,000 per annum.

During fiscal 2022, Mr. Harshbarger was compensated at the rate of $220,000 per annum, until August 2021, at which time his annual compensation increased to $235,000.

During fiscal 2022, Mr. Bagley was compensated at the rate of $165,000 per annum.

In addition, each named officer earned bonus compensation based on the achievement of certain operating objectives.

Description of Equity Compensation Plans:

2013 Stock Incentive Plan

Under the 2013 Stock Incentive Plan, as amended (the "2013 Plan"), options can be granted to officers, directors, consultants and employees of the Company and its subsidiaries to purchase up to 2,500,000 shares of the Company's common stock. Under the 2013 Plan options expire ten years after the date of grant. As of February 28, 2022, there were 243,710 options outstanding under the 2013 plan.

Under the 2013 Stock Incentive Plan, option prices must be at least 100% of the fair market value of the common stock at time of grant. For qualified employees, except under certain circumstances specified in the plan or unless otherwise specified at the discretion of the Board of Directors, no option may be exercised prior to one year after date of grant, with the balance becoming exercisable in cumulative installments over a three-year period during the term of the option and terminating at a stipulated period of time after an employee's termination of employment.

2003 Stock Incentive Plan

Under the 2003 Stock Incentive Plan, as amended (the "2003 Plan"), until May 2013, options were available to be granted to officers, directors, consultants and employees of the Company and its subsidiaries to purchase up to 1,500,000 of the Company's common shares. As of February 28, 2022, there were 10,000 options outstanding and vested under the 2003 Plan, under which no additional options may be granted.

The following table sets forth information regarding outstanding options held as of February 28, 2022 by each named executive officer.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Christopher L. Coccio	-	5,815	6.05	11/18/2031
CEO, Chairman and Director	16,340	-	6.26	02/17/2032
	-	16,340	6.26	02/17/2032

R. Stephen Harshbarger	-	5,815	6.05	11/18/2031
President	-	16,340	6.26	02/17/2032

Stephen J. Bagley	2,250	2,750	4.45	01/15/2031
Chief Financial Officer	-	9,804	6.26	02/17/2032

Description of 401 (k) Plan

Effective April 1, 2000, the Company instituted the Sono-Tek Corporation 401(k) Plan (“401(k) Plan”) for employees of the Company, its subsidiaries and affiliates pursuant to the Internal Revenue Code. Under the 401(k) Plan, an eligible employee can elect to make a salary reduction of up to 20% of his or her compensation as defined in the plan.

BENEFICIAL OWNERSHIP OF SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Amount
	Beneficially
Name (and address if more than 5%) of Beneficial owner	Owned		Percent
Directors and Officers
*Stephen J. Bagley	56,746		**
*Christopher L. Coccio	400,755	[1]	2.55%
*R. Stephen Harshbarger	281,778		1.79%
*Eric Haskell	20,310	[2]	**
*Donald F. Mowbray	69,913	[3]	**
*Carol O’Donnell	24,723	[4]	**
*Joseph Riemer	49,741	[5]	**
*Philip A. Strasburg	53,368	[6]	**
All Executive Officers and Directors as a Group	1,048,270	[7]	6.64%
Additional 5% owners
Emancipation Management LLC[9] Charles Frumberg[9] Circle N Advisors, LLC[10]	6,652,561	[8]	42.29%
V. Adah Nicklin[11]	915,599		5.82%
Richard A. Bayles[12]	840,536		5.34%
Judith Schwartz[13]	965,209		6.14%

The above ownership percentages are based on 15,734,728 shares outstanding as of July 18, 2022.

*c/o Sono-Tek Corporation, 2012 Route 9W, Milton, NY 12547.

** Less than 1%

1 Includes 2,000 shares held in the name of Dr. Coccio’s wife and 16,340 options currently exercisable issued under the Company’s Stock Incentive Plans.

2 Includes 15,723 options currently exercisable issued under the Company’s Stock Incentive Plans.

3 Includes 10,723 options currently exercisable issued under the Company’s Stock Incentive Plans.

4 Includes 2,723 options currently exercisable issued under the Company’s Stock Incentive Plans.

5 Includes 4,723 options currently exercisable issued under the Company’s Stock Incentive Plans.

6 Includes 10,000 shares in the name of Mr. Strasburg’s wife and 4,723 options currently exercisable issued under the Company’s Stock Incentive Plans.

7 The group total includes 54,955 options currently exercisable issued under the Company’s Stock Incentive Plans. The group total does not include 115,161 options that are currently unexercisable. The group total includes 81,167 shares held by Robb Engle, Executive Vice President, 8,631 shares held by Bennett Bruntil, a Vice President and 1,138 shares held by Christopher Cichetti, a Vice President.

8 Emancipation Management LLC, Charles Frumberg and Circle N Advisors share the power to dispose or to direct the disposition of these shares. The Company does not consider these holders to be “affiliates” of the Company.

9 The address of this person is 299 Park Avenue, New York, NY 10171.

10 The address of this person is 1065 Main Street, Suite F, PO Box 336, Fishkill, NY 12524.

11 The address of this person is 3 Rivers Edge, Newburgh, NY 12550.

12 The address of this person is 3697 Se Doubleton Drive, Stuart, FL 34997.

13 The address of this person is 877 Route 9W, Upper Grandview, NY 10960.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Estimated Payments and Benefits Upon Termination or Change in Control

On September 1, 2007, the Company entered into identical Executive Agreements with Stephen J. Bagley, Chief Financial Officer and Christopher L. Coccio, Chief Executive Officer. The Company also entered into an Executive Agreement with R. Stephen Harshbarger, President, on March 5, 2008. The agreements, as subsequently amended, provide that in the event of a change of control of the Company followed by a termination of the executives’ employment under certain circumstances, the officers shall receive severance payments equal to two years of the executive’s annual base, commissions and bonus compensation paid by the Company for the previous calendar year.

Based on last year’s salary arrangements, if the rights of the foregoing officers were to be triggered following a change of control, they would be entitled to the following payments from the Company: Stephen J. Bagley $389,000, Christopher L. Coccio $412,000 and R. Stephen Harshbarger $522,000.

Severance Agreements

On October 20, 2017, the Company entered into identical Executive Agreements with Stephen J. Bagley, Chief Financial Officer, Christopher L. Coccio, Chief Executive Officer and R. Stephen Harshbarger, President. The agreements provide that in the event of termination of the executive’s employment, other than for the cause, the officers shall receive severance payments equal to two weeks of compensation for each full year employed by the Company.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes of beneficial ownership of common stock.  Such persons are also required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports.  Based solely on a review of such filings, during the year ended February 28, 2022, all of the Company's Directors and executive officers and holders of more than ten percent of the Company’s stock have made timely filings of such reports.

ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Friedman LLP, Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 28, 2023. In the event of a negative vote, the Board of Directors will reconsider its election. The Audit Committee of the Company’s Board of Directors determined the independence of the Company’s auditors and recommended their re-appointment to the Board of Directors. Fees paid to or accrued for the auditors were as follows:

Audit Fees

For fiscal 2022 and 2021, the Company paid or accrued fees of approximately $129,000 and $81,000, respectively, for services rendered by Friedman LLP, its independent auditors. These fees included audit and review services.

Audit Related Fees - None

Tax Fees

For fiscal 2022 and 2021, the Company paid or accrued tax preparation fees of approximately $14,000 and $7,500, respectively, for services rendered by RBSM, LLP.

All Other Fees – None

Pre-Approval Policies and Procedures

The Audit Committee’s current policy is to pre-approve all audit and non-audit services that are to be performed and fees to be charged by the Company’s independent auditor to assure that the provision of these services does not impair the independence of the auditor. The Audit Committee pre-approved all audit and non-audit services rendered by the Company’s principal accountants in fiscal 2022 and fiscal 2021.

The Company did not pay any audit related fees or other fees to its independent auditors during the past two fiscal years.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services, including the preparation of tax returns, that are to be performed and fees to be charged by the Company’s independent auditor to ensure that the provision of these services does not impair the independence of the auditor.  The Audit Committee was in compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding the pre-approval of all audit and non-audit services and fees. The Audit Committee (or the entire Board of Directors performing the equivalent functions of an audit committee) pre-approved all audit and non-audit services rendered by the Company’s principal accountant in fiscal 2022 and 2021.

A representative of the auditors, Friedman LLP, is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he/she desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP.

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking shareholders to cast an advisory vote on the compensation of the Company’s named executive officers disclosed in the Executive Compensation section of this Proxy Statement and of the change of control and severance payments disclosed in the Certain Relationships and Related Transactions section of this Proxy Statement. While this vote is non-binding, the Company values the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions.

The Board believes that the objectives of the Company’s executive compensation program are appropriate for a company of the size and stage of development of the Company and that the Company’s compensation policies and practices help meet those objectives.  In addition, the Board believes that the Company’s executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation and pays for performance.  The Board also believes that the Company’s executive compensation programs effectively align the interests of the Company’s executive officers with those of the Company’s shareholders by tying a significant portion of their compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.  Accordingly, the Company is asking shareholders to approve the compensation of the Company’s named executive officers.  This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather cover the overall compensation of the Company’s named executive officers and the compensation policies and practices described in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”, IN A NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED ABOVE PURSUANT TO ITEM 402 OF REGULATION S-K IN THE EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTION SECTIONS OF THIS PROXY STATEMENT.

ITEM 4: OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

A copy of Sono-Tek Corporation’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 (without exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. The Company’s Annual Report on Form 10-K may also be obtained over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in the current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available. Any stockholder may also obtain the results from the Secretary of the Company, 2012 Route 9W, Milton, NY 12547.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholder Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2023) must be received by the Company at 2012 Route 9W, Milton, New York 12547 for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting (expected to be mailed in mid-July 2023) not later than April 15, 2023 to avoid being untimely.

Any shareholder proposal must be made in accordance with the rules and regulations of the Securities and Exchange Commission. In addition, with respect to proposals submitted by a shareholder other than for inclusion in the Company’s 2022 Proxy Statement, the Company’s By-Laws have established advance notice procedures that shareholders must follow. Pursuant to the By-Laws of the Company, shareholders who wish to nominate any person for election to the Board of Directors or bring any other business before the 2023 Annual Meeting must generally give notice thereof to the Company at its principal executive offices not less than 60 days nor more than 90 days before the date of the meeting. All nominations for director or other business sought to be transacted that are not timely delivered to the Company, or that fail to comply with the requirements set forth in the Company’s By-Laws, will be excluded from the Annual Meeting, as provided in the By-Laws. A copy of the By-Laws of the Company is available upon request from the Secretary of the Company, 2012 Route 9W, Milton, New York 12547.

Signed:

/s/Claudine Y. Corda

Claudine Y. Corda

July 18, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com

SONO-TEK CORPORATION
Annual Meeting of Shareholders
August 18, 2022 10:00 A.M.
2012 Route 9W, Milton, New York 12547

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Sono-Tek Corporation, a corporation organized under the laws of the State of New York, hereby appoint(s) Claudine Y. Corda and Christopher L. Coccio as my (our) proxies, each with the power to appoint a substitute, and hereby authorize(s) them, and each of them individually, to represent and to vote, as designated on the reverse side hereof, all of the shares of Sono-Tek Corporation, which the undersigned is/are or may be entitled to vote at the Annual Meeting of Shareholders to be held at the Company's Offices 2012 Route 9W, Milton, New York 12547, at 10:00 A.M., New York time, on August 18, 2022, or any adjournment thereof. The Board of Directors recommends a vote FOR proposals 1 through 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

0000575895_2 R1.0.0.24

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

SONO-TEK CORPORATION
2012 ROUTE 9W, BLDG. 3
MILTON, NY 12547

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors Expiring Term 2024:

Nominees

01) Dr. Donald F. Mowbray 02) Eric Haskell 03) Carol O'Donnell

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000575895_1 R1.0.0.24